UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2017

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Loan and Security Agreement.

On December 15, 2017, IntriCon Corporation (the “Company”) and its domestic subsidiaries entered into an Eleventh Amendment to the Loan and Security Agreement with CIBC Bank USA. The amendment, among other things:

•	Extended the maturity of the credit facilities from February 2019 to December 2022;

•	Increased IntriCon’s term loan to $6.5 million from its current balance of $4.5 million, amortized in quarterly principal installments of $250,000; the additional funds were used to complete the Hearing Help Express, Inc. acquisition described below;

•	Provided for a $2.5 million capex loan facility under which the Company at its election, can draw up to $2.5 million for qualifying capex expenditures over the next twelve months, with monthly amortization commencing after such time;

•	Raised the inventory cap on the borrowing base from $4.0 million to $4.5 million. Under the revolving credit facility as amended, the availability of funds depends on a borrowing base composed of stated percentages of the Company’s eligible trade receivables and inventory, less a reserve; and,

•	Increased the annual capital expenditures allowed under the facilities from its current limit of $4.5 million to $5.5 million for the fiscal year ending December 31, 2018 and in any fiscal year thereafter.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to such document, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release issued in connection with the matters described in this Current Report on Form 8-K is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On December 18, 2017, the Company announced that it had completed the acquisition of Hearing Help Express, Inc. (“HHE”), acquiring the remaining 80-percent stake of the DeKalb, Ill.-based, direct-to-consumer mail order hearing aid provider. Terms of the transaction included payment of $650,000 in cash, repayment of HHE’s debt to the 80% holder of approximately $1.83 million and earn-out payments for each of the next three years. The $1.83 million has been reported on the Company’s balance sheet since October 2016, when IntriCon purchased the initial 20-percent stake in HHE.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

99.1	Press Release dated December 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: December 18, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 18, 2017.